Exhibit 99.1

AITX’s RAD Scales Production as Q1 FY27 Shipments Exceed 100 Hardware Devices

Higher Output, Faster Manufacturing, and Growing Software Adoption Reflect Operational Progress

Detroit, Michigan, June 1, 2026 – Artificial Intelligence Technology Solutions, Inc. (the “Company”) (OTCID:AITX), a developer of AI-driven security and productivity solutions, along with its wholly owned subsidiary, Robotic Assistance Devices, Inc. (RAD), today announced that RAD shipped 116 hardware devices during the first quarter of fiscal year 2027, which ended May 31, 2026, representing nearly 50% growth compared to the same quarter of the prior year. The Company stated that the increased production output was achieved while operating with approximately half the production staff utilized during the comparable period last year, reflecting continued improvements in manufacturing efficiency, operational execution, and production scalability.

The Company noted that the shipment increase reflects continued demand across RAD’s portfolio of AI driven security and monitoring solutions, including ROSA™, RIO™, RIO Mini™, AVA™, and TOM. A significant portion of quarterly shipments consisted of RIO portable security trailers, supported by expanding dealer relationships and consistent double-digit orders throughout the quarter. Management believes growing market acceptance of RAD’s solutions, combined with continued channel expansion, is contributing to stronger operational performance across the business.

The Company also noted that increased shipment volume is contributing to continued growth in recurring monthly revenue, supported by both expanding deployments and broader adoption of its software-driven solutions. Additionally, RAD’s recently implemented hardware price increase, which became effective May 1, 2026, is expected to further strengthen the economics of future deployments. Management believes these factors are helping build a stronger revenue foundation while supporting the Company’s path toward improved operational performance.

“We are seeing progress across several key areas of the business at the same time,” said Steve Reinharz, CEO/CTO and founder of AITX and RAD. “Demand for our solutions continues to grow, our production capabilities continue to improve, and our recurring monthly revenue base continues to expand. Achieving nearly 50% shipment growth while operating with a significantly leaner production organization is a strong reflection of the work our team has done to improve efficiency, product maturity, and execution throughout the business. These are the types of operational improvements that we believe are consistent with our longer-term objective of achieving operational positive cash flow, though we caution that we continue to report material operating losses and there can be no assurance as to when, if ever, we will achieve that objective.”

The Company attributed much of its production improvements to continued refinement of manufacturing processes, expanded cross-training initiatives, and ongoing maturation of its RADPack™ hardware platform. During the quarter, RAD reduced manufacturing time by approximately 30%, while implementing a production approach that places greater emphasis on direct feedback from assembly personnel. Management noted that increased collaboration between engineering and manufacturing teams has contributed to improved product consistency, faster production cycles, and greater operational flexibility. The reduction in production staff also reflects the Company’s ongoing cost management objectives.

The Company invites prospective clients, channel partners, and industry participants to connect with its team to learn how RAD’s solutions can support their security and operational objectives.

About Artificial Intelligence Technology Solutions, Inc. (AITX)

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and drive operational efficiency. Through its family of companies, including Robotic Assistance Devices, Inc. (RAD-I), Robotic Assistance Devices Mobile (RAD-M), Robotic Assistance Devices Group (RAD-G) and Robotic Assistance Devices Residential (RAD-R), AITX develops and delivers a broad range of AI-driven technologies and services designed to transform security, automation, and operational workflows across multiple industries.

Through its primary subsidiary, RAD-I, AITX is redefining the nearly $50 billion (US) security and guarding services industry1 with its AI-driven Solutions-as-a-Service model. RAD solutions are specifically designed to deliver cost savings of between 35% and 80% compared to traditional manned security and monitoring, utilizing a suite of stationary and mobile autonomous systems that complement, and in many cases replace, human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

All of RAD’s solutions are designed to integrate with leading industry platforms and workflows, including ongoing collaboration with Immix®, the trusted provider of central station and remote monitoring software, supporting broader adoption of AI-driven security across professional monitoring environments.

The Company’s operations and internal controls have been validated through successful completion of its SOC 2 Type 2 audit, reinforcing its credibility with enterprise and government clients that require rigorous data protection and compliance standards.

AITX is led by Steve Reinharz, CEO/CTO and founder of the Company and all RAD subsidiaries, who brings decades of experience in the security services industry. The broader AITX leadership and its subsidiaries draw on deep expertise across security, law enforcement, and robotics innovation, supporting the Company’s ability to deliver proven, practical, and scalable solutions.

AITX and its subsidiaries maintain a robust sales pipeline that includes over 35 Fortune 500 companies, with expanding opportunities across its subsidiaries. The Company expects continued growth as these opportunities convert into deployed clients generating recurring revenue streams, with significant potential for expansion within each account.

The Company’s solutions are deployed across a wide range of industries including enterprises, government, transportation, critical infrastructure, education, and healthcare.

To learn more, visit www.aitx.ai, www.radsecurity.com, www.stevereinharz.com, www.raddog.ai, www.radgroup.ai, www.saramonitoring.ai, and www.radlightmyway.com, or follow Steve Reinharz on X @SteveReinharz.

Forward-Looking Statements.

This publication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements about shipment growth, recurring monthly revenue, manufacturing efficiency, RADGuard and SARA adoption, hardware price increases, and the objective of achieving operational positive cash flow. These statements are not guarantees of future performance. The following risks, among others, could cause actual results to differ materially: (a) Going concern: The Company’s auditors have expressed substantial doubt about its ability to continue as a going concern due to recurring losses, negative working capital, and reliance on external financing; (b) Financial condition: Accumulated deficit ~$165M; net losses ~$19.35M (trailing twelve months); negative operating cash flow ~$12.5M. References to “operational progress” or “a stronger revenue foundation” must be read in this context; (c) Liabilities and debt concentration: Total liabilities ~$58.3M vs. total assets ~$9.6M; ~96% of debt owed to entities controlled by one individual; (d) Dilution: 25.3 billion shares outstanding (up 62% year-over-year); ongoing equity financing arrangement results in continuing stockholder dilution; (e) Prior guidance miss: FY2026 revenue of $7.75M was significantly below prior guidance of $12–18M; no assurance future projections will be achieved; (f) Cash: ~$144,000 cash on hand as of most recent quarter; additional financing may be required; (g) Pipeline: References to Fortune 500 companies and sales pipeline do not represent committed purchase orders or contracted revenue.

The Company undertakes no obligation to update forward-looking statements except as required by law.

Artificial Intelligence Disclosure.

“Artificial Intelligence” refers to machine-based systems that, for given human-defined objectives, make predictions, recommendations, or decisions influencing real or virtual environments. The Company deploys AI primarily in security and property management through its SARA™ (Speaking Autonomous Responsive Agent) platform, which processes video, audio, and sensor data to support actions under predefined objectives and human oversight. The Company’s Board of Directors oversees its AI deployment.

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Doug Clemons
248-270-8273
doug.c@radsecurity.com

1 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/